Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact:Julie McDowell Senior Vice President Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE	July 29, 2008

TELEFLEX REPORTS STRONG SECOND QUARTER 2008 RESULTS
RAISES FULL YEAR 2008 OUTLOOK

Second Quarter Diluted EPS from Continuing Operations Excluding Special Items of $1.05 per
share, up 18%
Second Quarter Income from Continuing Operations of $38 million or $0.95 per diluted share
Second Quarter Medical Core Revenue Growth of 3%

Raises Full Year 2008 Outlook for Diluted EPS from Continuing Operations Excluding Special Items to $3.90 to $4.00 per share, on a GAAP basis $3.28 to $3.45 per share

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced strong financial results for the second quarter ended June 29, 2008 and raised its full year financial outlook.

Second Quarter Financial Highlights
For the second quarter, Teleflex reported revenues from continuing operations of $624.1 million up 38% when compared to the second quarter of 2007. Revenue growth from acquisitions was 34% and the positive impact of currency was 4%. Core revenue growth of 3% for the Medical Segment and 5% for the Aerospace Segment was offset by a decline in revenues for the Commercial Segment.

Income from continuing operations, excluding special charges, rose to $41.9 million, or $1.05 per diluted share compared to $35.4 million or $0.89 per diluted share in the prior year quarter. As noted in the reconciliation table below, the second quarter of 2008 included restructuring and transaction-related charges, net of tax, of $4.1 million or $0.10 per diluted share, primarily related to the acquisition of Arrow International (Arrow). Net income from continuing operations for the quarter increased 14% to $37.8 million or $0.95 per diluted share compared to $33.2 million or $0.84 per diluted share in the prior year.

“We are pleased with our second quarter and year to date financial results as both our Medical and Aerospace segments delivered strong financial performances and the Commercial Segment managed well in challenging market conditions,” said Jeffrey P. Black, chairman and chief executive officer of Teleflex. “During the quarter we benefited from sales growth in international markets, continued operating margin expansion, and achieved operational efficiencies related to the integration of Arrow and other actions. We delivered these results despite additional spending required to accelerate our compliance program in Medical and positioned ourselves to enhance our research and development efforts.”

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“The changes that we made to our portfolio last year continue to deliver results and provide us with a more favorable business and product mix. Looking ahead to the second half of the year, we expect to build on the strong first half and benefit from sales initiatives and integration synergies in our Medical Segment, and solid performance in the Aerospace Segment.”

Second Quarter Business Segment Commentary

Medical Segment
Medical Segment revenues in the quarter increased 70% to $384.3 million from $226.4 million. The increase resulted primarily from acquisitions, net of dispositions, which accounted for 61% of revenue growth, and from a favorable currency impact of 6%. Core revenue growth was 3% when compared with the prior year second quarter. Core revenue growth was largely the result of higher sales volume for critical care and surgical products in Europe and Asia and increased sales of devices sold to original equipment manufacturers (OEM’s).

The acquisition of Arrow resulted in a contribution of $139.0 million to Medical Segment revenues in the second quarter of 2008. Sales of Arrow critical care and cardiac care products grew 6% over the prior year.

Adjusted segment operating profit (excluding acquisition related charges) rose to $74.2 million from $43.2 million. Adjusted segment operating margins in the quarter were 19.3%. A reconciliation of adjusted segment operating profit and margin to the nearest GAAP measures is provided in the table below under “Additional Notes.”

Medical Segment sales by product group were comprised of the following:

	Three Months Ended	Three Months Ended*	Change
	June 29, 2008	July 1, 2007
	(Dollars in millions)
Critical Care	$243.3	$115.9	110%
Surgical	77.5	71.7	8%
Cardiac Care	19.1	¯	100%
OEM	40.8	35.7	14%
Other	3.6	3.1	16%

Total Sales	$384.3	$226.4	70%

Critical care product sales increased primarily on the acquisition of Arrow which expanded the company’s vascular access and regional anesthesia product lines and contributed $119.9 million to the critical care category during the second quarter. Sales also benefited from favorable currency and higher sales volume for respiratory and urology products in Europe and in our Asia/Latin America business.

Surgical sales grew 8% in the second quarter, benefiting from favorable currency translation and increased volume in European markets which was partially offset by declines in surgical device sales in North America.

Sales of cardiac care products, acquired in the Arrow acquisition, added $19.1 million in revenues for this product category during the second quarter.

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Sales to OEM’s grew 14% on higher volumes for specialty suture products and a significant increase in sales of orthopedic instrumentation and devices when compared to the prior year quarter.

Aerospace Segment
Aerospace Segment revenues grew 21% to $130.1 million from $107.3 million in the same period last year. Core revenues grew 5%. A significant increase in unit volume for narrow-body cargo-loading systems, cargo aftermarket spare components and repairs more than offset lower volumes for cargo containers and actuators when compared to the prior year. The acquisition of Nordisk Aviation Products which expanded the cargo- handling system business contributed 12% to revenue growth with favorable currency translation contributing 4%.

Segment operating profit increased 40% in the quarter to $16.8 million from $12.0 million principally due to the impact of improved mix of engine repairs compared to lower margin replacement parts, consolidation of operations, phasing out of lower margin product lines in the repair services business in 2007 and contribution from the Nordisk acquisition.

Commercial Segment
Commercial Segment revenues declined 8% to $109.6 million from $118.5 million in the same period last year. Core growth in sales of rigging services products of 12% were more than offset by a decline in marine and power systems revenues. Core revenues for Commercial overall declined 11%. An acquisition in rigging services contributed 3% to revenue growth and currency translation contributed 1%, which was offset by a 1% decline from dispositions.

During the second quarter of 2008, operating profit in the Commercial Segment declined 7%, to $9.5 million from $10.2 million, principally due to lower volumes in the marine and power systems businesses and unfavorable currency impact, partially offset by volume increases and favorable product mix in the rigging services business compared to the prior year quarter.

Six Month Results
For the first six months, Teleflex revenues from continuing operations increased 38% to $1.2 billion from $0.9 billion when compared to 2007. Income from continuing operations excluding special charges increased 10% to $75.5 million or $1.90 per diluted share, compared to $68.9 million or $1.74 per diluted share in the prior year period. As noted in the reconciliation table below, the first six months of 2008 included restructuring and transaction-related charges of $14.8 million or $0.37 per diluted share, primarily related to the acquisition of Arrow International. Net income from continuing operations for the first six months declined to $60.7 million or $1.53 per diluted share compared to $67.1 million or $1.70 per diluted share in the prior year.

Cash flow from operations for the first six months totaled $112 million, excluding tax payments of approximately $90 million related to the 2007 gain on the sale of the automotive and industrial businesses in the Commercial Segment. This reflects a 5% increase compared to cash flow from operations of $107 million in the prior year first six months.

Business Outlook for 2008
The company raised its full year 2008 guidance from continuing operations to $3.90 to $4.00 per diluted share, excluding special charges, an increase of 20% to 23% compared to prior year. Special charges for 2008 are expected to be in the range of $0.55 to $0.62 per diluted share. This compares to the company’s previous guidance of $3.70 to $3.90 per diluted share excluding special charges which were expected to be in the range of $0.60 to $0.67. The company expects cash flow from operations for the full year to be approximately $260 million, exclusive of tax payments related to the 2007 gain from the divestiture of the company’s automotive and industrial businesses.

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Second Quarter Conference Call Webcast and Additional Information
As previously announced, Teleflex will comment on its second quarter results on a conference call to be held Tuesday, July 29, 2008, at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until August 3, 2008 by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 19203250.

Additional Notes:
Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Segment operating profit is defined as a segment’s revenues reduced by its materials, labor, and other product costs along with the segment’s selling, engineering, and administrative expenses and minority interest. Unallocated corporate expenses, restructuring costs, gain or loss on the sale of assets, acquisition integration costs, fair market value adjustments for inventory, interest income and expense and taxes on income are excluded from the measure.

• Arrow International was acquired on October 1, 2007.

Notes on Non-GAAP Financial Measures
This press release addresses certain non-GAAP income measures.  We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs, charges related to the Arrow acquisition, and loss on sale of assets and other charges. Management believes these measures are useful to investors because they eliminate accounting charges that do not reflect Teleflex’s day-to-day operations. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are set forth below.

	Three Months Ended			Three Months Ended
	June 29, 2008			July 1, 2007
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share	$	37,788	$0.95	$33,246	$0.84
Restructuring and impairment charges		2,591		1,081
Income tax benefit		(844)		(324)

Restructuring and impairment charges, net of tax		1,747	0.04	757	0.02

Losses and other charges (A)		3,547		2,121
Income tax benefit		(1,190)		(761)

Losses and other charges, net of tax		2,357	0.06	1,360	0.03

Income and diluted earnings per share excluding restructuring and impairment charges and losses and other charges	$	41,892	$1.05	$35,363	$0.89

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	Six Months Ended			Six Months Ended
	June 29, 2008			July 1, 2007
	Continuing Operations			Continuing Operations
		(dollars in thousands, except per share)
Income and diluted earnings per share	$	60,731	$1.53	$67,077	$1.70
Restructuring and impairment charges		11,447		1,522
Income tax benefit		(3,666)		(525)

Restructuring and impairment charges, net of tax		7,781	0.20	997	0.03

Losses and other charges (A)		3,841		1,328
Income tax benefit		(1,265)		(477)

Losses and other charges, net of tax		2,576	0.06	851	0.02

Fair market value inventory adjustment (B)		6,936		—
Income tax benefit		(2,487)		—

Fair market value inventory adjustment, net of tax		4,449	0.11	—	—
Income and diluted earnings per share excluding restructuring and impairment charges, losses and other charges and fair market value inventory adjustment	$	75,537	$1.90	$68,925	$1.74

(A) In 2008, losses and other charges principally relate to restructuring related costs associated with the Arrow acquisition. In 2007, losses and other charges reflect a loss on sale of assets.
(B) The fair market value inventory adjustment reflects the absorption of the residual Arrow inventory purchase price adjustment from acquisition date.

Adjusted Medical Segment Operating Profit and Margins

	Three Months Ended	Three Months Ended
	June 29, 2008	July 1, 2007
	(dollars in thousands)
Medical Segment operating profit as reported	$70,652	$43,218
Medical Segment operating margin as reported	18.4%	19.1%
Add: Integration costs not qualified for restructuring	3,547	¯

Adjusted Medical Segment operating profit	$74,199	$43,218
Adjusted Medical Segment operating margin	19.3%	19.1%

YTD Reconciliation of Teleflex Cash Flow from Operations

	Six Months Ended	Six Months Ended
	June 29, 2008	July 1, 2007
	(dollars in thousands)
Cash flow from operations as reported	$21,955	$106,991
Add: Tax payments on gain on sale of automotive and industrial businesses in December 2007	90,235	¯

Adjusted cash flow from operations	$112,190	$106,991

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About Teleflex Incorporated
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, aerospace and commercial markets worldwide. Teleflex employs approximately 14,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information
This press release contains forward-looking statements, including, but not limited to, statements relating to our forecast of diluted earnings per share from continuing operations excluding special charges; expected range of special charges for 2008; and expected cash flow from operations exclusive of tax payments.  Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve sales growth, price increases or cost reductions; our ability to realize efficiencies; changes in material costs and surcharges; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including delays in the implementation of integration programs and adverse customer and shareholder reaction; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses, including unanticipated costs and difficulties in connection with the resolution of issues related to the FDA corporate warning letter issued to Arrow; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	June 29,		July 1,
	2008		2007
	(Dollars and shares in thousands, except per share)
Net revenues.................................................................................................	$ 624,085	$	452,317
Materials, labor and other product costs..................................................................	365,436		288,987

Gross profit..................................................................................................	258,649		163,330
Selling, engineering and administrative expenses.......................................................	162,850		103,558
Restructuring and impairment charges.....................................................................	2,591		1,081
Net loss on sales of businesses and assets..................................................	—		2,121

Income from continuing operations before interest, taxes and minority interest.................	93,208		56,570
Interest expense.............................................................................................	31,383		9,509
Interest income.............................................................................................	(465)		(2,059)
Income from continuing operations before taxes and minority interest.............................	62,290		49,120
Taxes on income from continuing operations.............................................................	15,404		9,166

Income from continuing operations before minority interest.............................................	46,886		39,954
Minority interest in consolidated subsidiaries, net of tax...............................................	9,098		6,708

Income from continuing operations............................................................	37,788		33,246

Operating (loss) income from discontinued operations ................................................	(4,808)		93,217
Taxes (benefit) on income (loss) from discontinued operations.......................................	(1,963)		32,602

(Loss) income from discontinued operations...........................................................	(2,845)		60,615

Net income............................................................................................... ........	$34,943		$93,861

Earnings per share:
Basic:
Income from continuing operations.......................................................... ........	$0.96		$0.85
(Loss) income from discontinued operations...................................................... ..	(0.07)		1.55

Net income ...........................................................................................	$0.88		$2.39

Diluted:
Income from continuing operations.......................................................... ........	$0.95		$0.84
(Loss) income from discontinued operations...................................................... ..	(0.07)		1.53

Net income ...........................................................................................	$0.88		$2.37

Dividends per share..........................................................................................	$0.34		$0.32
Weighted average common shares outstanding:
Basic.................................................................................................... .....	39,562		39,221
Diluted................................................................................................ ....	39,831		39,678

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	June 29,		July 1,
	2008		2007
	(Dollars and shares in thousands, except per share)
Net revenues.................................................................................................	$ 1,228,605	$	892,657
Materials, labor and other product costs..................................................................	737,101		567,879

Gross profit..................................................................................................	491,504		324,778
Selling, engineering and administrative expenses.......................................................	314,718		201,865
Restructuring and impairment charges.....................................................................	11,447		1,522
Net loss on sales of businesses and assets..................................................	18		1,328

Income from continuing operations before interest, taxes and minority interest.................	165,321		120,063
Interest expense.............................................................................................	62,473		18,677
Interest income.............................................................................................	(1,507)		(3,323)
Income from continuing operations before taxes and minority interest.............................	104,355		104,709
Taxes on income from continuing operations.............................................................	27,472		23,816

Income from continuing operations before minority interest.............................................	76,883		80,893
Minority interest in consolidated subsidiaries, net of tax...............................................	16,152		13,816

Income from continuing operations............................................................	60,731		67,077

Operating (loss) income from discontinued operations ................................................	(4,808)		110,970
Taxes (benefit) on income (loss) from discontinued operations........................................	(1,963)		39,912

(Loss) income from discontinued operations...........................................................	(2,845)		71,058

Net income............................................................................................... ........	$57,886	$	138,135

Earnings per share:
Basic:
Income from continuing operations.......................................................... ........	$1.54		$1.71
(Loss) income from discontinued operations...................................................... ..	(0.07)		1.82

Net income ...........................................................................................	$1.47		$3.53

Diluted:
Income from continuing operations.......................................................... ........	$1.53		$1.70
(Loss) income from discontinued operations...................................................... ..	(0.07)		1.80

Net income ...........................................................................................	$1.46		$3.49

Dividends per share..........................................................................................	$0.660		$0.605
Weighted average common shares outstanding:
Basic.................................................................................................... .....	39,508		39,126
Diluted................................................................................................ ....	39,770		39,540

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 29,		December 31,
	2008		2007
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$103,242		$201,342
Accounts receivable, net........................................................................... ..		361,876		341,963
Inventories............................................................... .............................		420,365		419,188
Prepaid expenses........................................................................ ..........		28,875		31,051
Income taxes receivable................................................................ .......		46,631		—
Deferred tax assets............................................................................ ....		50,725		12,025
Assets held for sale................................................................................		3,204		4,241

Total current assets............................................................... .............		1,014,918		1,009,810
Property, plant and equipment, net...................................................................		428,964		430,976
Goodwill.................................................................................... ..............		1,508,797		1,502,256
Intangibles and other assets...........................................................................		1,183,626		1,211,172
Investments in affiliates.............................................................................. ..		28,451		26,594
Deferred tax assets....................................................................................		6,364		7,189

Total assets............................................................... ......................	$	4,171,120	$	4,187,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$172,491		$185,129
Accounts payable........................................................................... .......		150,221		133,654
Accrued expenses........................................................................ ..........		175,211		180,110
Payroll and benefit-related liabilities............................................................		79,994		84,251
Income taxes payable........................................................................... ....		20,673		85,805
Deferred tax liabilities......................................................... ......................		18,043		21,733
Total current liabilities................................................ ..........................		616,633		690,682
Long-term borrowings.............................................................................. ....		1,473,545		1,499,130
Deferred tax liabilities................................................................... ................		402,518		379,467
Pension and postretirement benefit liabilities.......................................................		78,694		78,910
Other liabilities........................................................................... .............		171,181		168,782

Total liabilities................................................ ..................................		2,742,571		2,816,971
Minority interest in equity of consolidated subsidiaries..........................................		34,065		42,183
Commitments and contingencies
Shareholders’ equity....................................................................................		1,394,484		1,328,843

Total liabilities and shareholders’ equity....................................................	$	4,171,120	$	4,187,997

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 29,	July 1,
	2008	2007
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$57,886	$	138,135
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations..................................................	2,845		(71,058)
Depreciation expense..............................................................................	33,711		23,391
Amortization expense of intangible assets....................................................	23,587		5,725
Amortization expense of deferred financing costs...........................................	2,510		560
Stock-based compensation.......................................................................	4,241		4,205
Net loss on sales of businesses and assets.......................................................	18		1,328
Minority interest in consolidated subsidiaries.................................................	16,152		13,816
Other................................................................................................	978		(394)
Net change in operating assets and liabilities, net of effects of acquisitions...............	(119,973)		(8,717)

Net cash provided by operating activities from continuing operations..................	21,955		106,991

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................	—		20,000
Repayments of long-term borrowings...............................................................	(38,983)		(20,154)
Decrease in notes payable and current borrowings.................................................	(1,340)		(8,425)
Proceeds from stock compensation plans.........................................................	5,586		20,459
Payments to minority interest shareholders......................................................	(24,942)		—
Dividends.............................................................................................	(26,086)		(23,711)

Net cash used in financing activities from continuing operations..................	(85,765)		(11,831)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(17,805)		(20,540)
Payments for businesses acquired..................................................................	(5,673)		(43,900)
Proceeds from sales of businesses and assets.......................................................	—		143,260
Purchase of intellectual property (intangibles)...................................................	(410)		—
Investments in affiliates...............................................................................	(250)		(5,730)
Net cash (used in) provided by investing activities from continuing operations......	(24,138)		73,090

Cash Flows from Discontinued Operations:
Net cash (used in) provided by operating activities..............................	(5,616)		32,919
Net cash used in financing activities.................................................................	—		(576)
Net cash used in investing activities..................................................................	—		(8,666)
Net cash (used in) provided by discontinued operations.................................	(5,616)		23,677

Effect of exchange rate changes on cash and cash equivalents....................................	(4,536)		4,332

Net (decrease) increase in cash and cash equivalents..................................................	(98,100)		196,259
Cash and cash equivalents at the beginning of the period.............................................	201,342		248,409

Cash and cash equivalents at the end of the period....................................................	$103,242	$	444,668

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	June 29,		July 1,
	2008		2007
	(Dollars in thousands)
Segment net revenues:
Medical....................................................................................... .............	$ 384,335	$	226,428
Aerospace................................................................................. ................	130,140		107,347
Commercial.............................................................................. ................	109,610		118,542

Total segment net revenues..................................................................... .....	624,085		452,317

Segment operating profit (1):
Medical....................................................................................... .............	70,652		43,218
Aerospace................................................................................. ................	16,844		12,044
Commercial.............................................................................. ................	9,460		10,178

Total segment operating profit.....................................................................	96,956		65,440
Corporate expenses................................................................................ ..............	10,255		12,376
Net loss on sales of businesses and assets...............................................................	—		2,121
Restructuring and impairment charges.....................................................................	2,591		1,081
Minority interest in consolidated subsidiaries (2).........................................................	(9,098)		(6,708)

Income from continuing operations before interest, taxes and minority interest..................	$93,208		$56,570

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended June 29, 2008 and July 1, 2007, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Six Months Ended
	June 29,		July 1,
	2008		2007
	(Dollars in thousands)
Segment net revenues:
Medical....................................................................................... .............	$758,392	$	453,317
Aerospace................................................................................. ................	258,838		217,604
Commercial.............................................................................. ................	211,375		221,736

Total segment net revenues..................................................................... .....	1,228,605		892,657

Segment operating profit (1):
Medical....................................................................................... .............	141,564		91,827
Aerospace................................................................................. ................	29,126		24,630
Commercial.............................................................................. ................	12,307		15,706

Total segment operating profit.....................................................................	182,997		132,163
Corporate expenses................................................................................ ..............	22,363		23,066
Net loss on sales of businesses and assets...............................................................	18		1,328
Restructuring and impairment charges.....................................................................	11,447		1,522
Minority interest in consolidated subsidiaries (2).........................................................	(16,152)		(13,816)

Income from continuing operations before interest, taxes and minority interest..................	$165,321	$	120,063

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the six months ended June 29, 2008 and July 1, 2007, respectively.

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